                                                                   EXHIBIT 10.13



                                      LEASE



This Lease is executed on March 7, 1997 between JLRB ASSOCIATES, a California limited partnership having an address at 445 Marine View Avenue, Suite 260, Del Mar, California 92014 ("Landlord"), Home Asset Management Corp., a Delaware corporation having an address at 445 Marine View Avenue, Suite 240, Del Mar, California 92014 ("Tenant"), who agree as follows:

1. SPECIAL DEFINITIONS. For purposes of this Lease, the following definitions shall apply:

1.1. "Building" shall mean the building commonly known as The Timbers, 445 Marine View Avenue, Del Mar, California, located on the Land (as defined below).

1.2. "Commencement Date" shall mean April 1, 1997.

1.3. "Initial Expiration Date" shall mean March 31, 2000

1.4   "Extension Expiration Date" shall mean March 31, 2003

1.5. "Expiration Date" shall mean the Initial Expiration Date, unless this Lease is extended pursuant to the Paragraph below entitled "Extension Term," in which event "Expiration Date" shall mean the Extension Expiration Date.

1.6. "Permitted Use" shall mean general offices or professional offices.

1.7. "Base Monthly Rent" shall mean $ 5,465.60 per month. Upon execution of this Lease Tenant and Landlord waive any right to adjust the "Base Monthly Rent" or "Adjusted Minimum Rent" by way of the measurement or calculation of square footage of the premises.

1.8   "Security Deposit Sum" shall mean $ 6,832.00

1.9. "Default Rate " shall mean the lesser of Eleven (11) percent per annum and the maximum rate permitted by applicable law.

1.10.  Omitted.

1.11.  Omitted.

1.12. "Tenant's Proportionate Share" shall mean eleven and 8/10ths percent (11.8%).



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1.13. "Base Expense Stop" shall mean the amount equal to the "First Calendar
Year".

2. STANDARD DEFINITIONS. For purposes of this Lease, the following definitions shall apply:

2.1. "Land" shall mean the land described on the attached Exhibit A, entitled "Description of Land."

2.2. "Premises" shall mean a portion of the real property located in the Building, substantially as shown as the Premises on the attached Exhibit B, entitled "Description of Premises."

2.3. "Real Property" shall mean the Premises, the Building, the Land, and any other improvements that are part of the Building or the Land.

2.4. "Adjusted Minimum Monthly Rent" shall mean the Base Monthly Rent, as adjusted pursuant to the provisions of the Lease.

2.5.  Omitted.

2.6. "Lease Expenses" shall mean the sum of (a) Real Property Taxes (as defined below), (b) Insurance Expenses (as defined below in the Paragraph entitled "Landlord's Insurance"), and (c) all costs and expenses paid or incurred by Landlord or on Landlord's behalf with respect to the management, repair, maintenance, and/or operation of the Real Property, including without limitation costs and expenses which belong within any one or more of the categories set forth on the attached Exhibit C, entitled "Expenses.but subject, however, to the exclusions from Expenses set forth on Exhibit C."

2.7. "Rental" shall mean Adjusted Minimum Monthly Rent, additional rent, prepaid rent, any security deposit, Personal Property Taxes, late charges, insurance premium charges, utilities, Tenant's Monthly Payment (as defined below) and/or any other sums payable by Tenant to Landlord under this Lease.

2.8. "Alterations" shall mean any alterations, improvements, additions, installations, or changes of any nature in or to the Premises.

2.9. "Good Condition" shall mean first-class, neat, clean, broom-clean and similar phrases referring to physical adequacy in appearance and use.

2.10. "Landlord's Representatives" shall mean any agent, employee, officer or independent contractor of or retained by Landlord.

2.11. "Mortgage" shall mean any deed of trust, mortgage or other written security instrument or agreement affecting the Real Property, that constitutes security for the payment of a debt or performance of an obligation.

2.12. "Lender" shall mean the beneficiary, mortgagee, secured party, or other holder of any




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Mortgage.

2.13. "Real Property Taxes" shall mean all real property taxes and general and special assessments levied or assessed against the Real Property, including without limitation any tax, fee or excise on (a) rents other than Federal, State and municipal net income taxes, (b) the square footage of the Premises, (c) the act of entering into this Lease, or (d) the occupancy of Tenant, or any other tax, fee or excise, however described, including without limitation a value added tax, levied or assessed against the Real Property, by the United States, the State of California or any political subdivision of the State of California, including without limitation any county, city, city and county, public corporation, district, or any other political entity or public corporation of State of California, as a direct substitution in whole or in part for, or in addition to, any real property taxes or general or special assessments. Notwithstanding anything to the contrary in the preceding sentence, "Real Property Taxes" shall not mean any municipal, county, state, or federal income, franchise, estate, succession, inheritance or transfer taxes of Landlord. If the Real Property is assessed in combination with other property owned by Landlord, then Landlord shall have the right to allocate the Real Property Taxes between the Real Property and such other property included in the tax bill on a pro rata basis. If any Real Property Taxes are assessed or collected on the basis of a fiscal period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then the Real Property Taxes payable for such fiscal period shall be apportioned between such periods based upon the number of days during such fiscal period that occur during the Term and the number of days that occur before or after the Term.

2.14. "Tenant's Personal Property" shall mean all of Tenant's personal property installed or located in or on the Premises, including without limitation trade fixtures, furnishings, equipment and inventory.

2.15. "Tenant's Representatives" shall mean any agent, employee, officer, independent contractor, licensee, invitee, visitor or customer of or retained by Tenant.

2.16. "Term" shall mean the term of this Lease.

3. PREMISES AND RELOCATION. Subject to the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises during the Term. Tenant shall have reasonable access to the Premises at all times during the Term. This Lease confers no rights either with regard to the subsurface of the Land below the ground level of the Building or with regard to air space above the ceiling of the Premises.

4. TERM. Subject to Tenant's acceptance of the Premises as provided in Section 6, The Term shall commence on the Commencement Date and shall expire on the Expiration Date.

5. EXTENSION TERM. Tenant may at its election extend the Term to the Extension Expiration Date, on all the provisions of this Lease (except this Paragraph), provided that (a) Tenant shall notify Landlord in writing, at least 180 days prior to the Initial Expiration Date, of Tenant's election to



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extend, and (b) at the time Landlord receives such notice, and upon the Initial
Expiration Date, Tenant shall not be in Default under this Lease nor shall any event have then occurred and be outstanding which by the giving of notice or lapse of time, or both, would constitute a Default under this Lease. If the Term is so extended, then on the Initial Expiration Date, and for the period until the next increase in the Adjusted Minimum Monthly Rent pursuant to this Lease, the Adjusted Minimum Monthly Rent shall be increased to an amount equal to the Adjusted Minimum Monthly rent increased in accordance with the Paragraph below entitled "Rent" as if the Initial expiration Date is an Adjustment Date.

6. POSSESSION. Prior to the commencement of this Lease, Landlord will complete the work described on the Site Plan attached as Exhibit B to this Lease (the "Tenant Improvements"). After Landlord has substantially completed the Tenant Improvements, Landlord will give Tenant notice of such substantial completion and schedule an inspection of the Premises. Landlord and Tenant shall, within two (2) business days thereafter, conduct an inspection of the Premises and shall mutually agree to a "punch-list" of any unfinished items which do not materially interfere with Tenant's ability to occupy and use the Premises. Landlord will use its best efforts to complete all punch-list items within ten
(10) business days after Tenant takes possession of the Premises. Tenant's acceptance of the Premises after substantial completion of the Tenant Improvements and inspection of the Premises shall constitute Tenant's acceptance of the Premises in their then "as is" condition, and Tenant's acknowledgment that the Premises are in Good Condition. Landlord represents and warrants to Tenant that the Premises and the Building will comply with all applicable laws, rules, ordinances and other applicable requirements as of the Commencement Date.

7. RENT. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Adjusted Minimum Monthly Rent (which is subject to adjustment as provided below) in advance on or before the first day of each month commencing on the Commencement Date and continuing during the Term. Adjusted Minimum Monthly Rent for the first month of the Term shall be paid upon execution of this Lease. If the Commencement Date is other than the first day of a month, then Adjusted Minimum Monthly Rent for the second month of the Term and the final month of the Term shall be prorated on the basis of the actual number of days elapsed during the relevant month. All Rental shall be paid to Landlord at Landlord's address set forth in the Paragraph below entitled "Notices." On each anniversary of the Commencement Date, and for the period until the next increase in the Adjusted Minimum Monthly Rent pursuant to this Lease, the Adjusted Minimum Monthly Rent shall be increased to an amount equal to following:

First Escalation - April 1, 1998..................................$6,832.00
Second Escalation - April 1, 1999.................................$7,105.28

If the Option to extend the Lease is exercised by Tenant, then the Third, Fourth and Fifth Escalations shall be as follows:

Third Escalation - April 1, 2000..................................$7,389.49



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
Fourth Escalation - April 1, 2001.................................$7,685.07
Fifth Escalation - April 1, 2002..................................$7,992.47

As a courtesy to Tenant but not as a condition to Tenant's paying the applicable Adjusted Minimum Monthly Rent, Landlord will deliver to Tenant, as soon as practicable, a notice setting forth the Adjusted Minimum Monthly Rent and the applicable Adjusted Minimum Monthly Rent. Landlord's delay in delivering such notice shall not release Tenant of its obligation to pay the applicable Adjusted Minimum Monthly Rent.

8. INTEREST AND LATE CHARGES. Rental not paid when due shall bear interest from the date due at the Default Rate, as set forth above, or if no Default Rate is set forth above, then at the maximum rate permitted by applicable law. Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any Mortgage covering the Premises. Therefore, if any Rental is not received by Landlord within five working days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of 5 percent of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.

9. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord cash in the amount of the Security Deposit Sum to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant's obligations (a) to pay Adjusted Minimum Monthly Rent, (b) to repair damages to the Premises caused by Tenant, (c) to clean the Premises upon the termination of this Lease, and (d) to remedy future defaults by Tenant in any obligation under this Lease to restore, replace or return personal property or appurtenances. If Tenant commits any defaults under this Lease, including without limitation those set forth in the preceding sentence, Landlord may, at its election, use such security deposit to cure such defaults, and to compensate Landlord for all of Landlord's damage resulting from such defaults. Within 15 days after the Expiration Date or earlier termination of this Lease, Landlord shall deliver to Tenant, at Tenant's last known address, any portion of such security deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle such security deposit with Landlord's other funds and Landlord shall not pay to Tenant interest on such security deposit.

10. LEASE EXPENSES INCREASES. Landlord shall deliver to Tenant, prior to the Commencement Date and prior to the commencement of each calendar year during the Term, a written statement ("Estimated Lease Expenses Statement") setting forth Landlord's estimate of the Lease Expenses allocable to the calendar year during which the Commencement Date occurs (the "First Calendar Year") or such ensuing calendar year, whichever is applicable. Landlord may, at its election, no more



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than one time during any calendar year, deliver to Tenant a revised Estimated
Lease Expenses Statement, revising Landlord's estimate of the Lease Expenses allocable to such calendar year, in accordance with Landlord's most current estimate. Tenant shall pay to Landlord, on the first day of each month during the Term, an amount ("Tenant's Monthly Payment") equal to one-twelfth of Tenant's Proportionate Share of the increase, if any, in the Lease Expenses allocable to the then-current calendar year compared to the Base Expense Stop (the "Lease Expenses Increase"), as estimated by Landlord in the most recently delivered Estimated Lease Expenses Statement. No later than 90 days after the end of each calendar year during the Term, Landlord shall deliver to Tenant an itemized written statement ("Actual Lease Expenses Statement") setting forth in detail the actual Lease Expenses Increase allocable to such calendar year. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year exceeded Tenant's Proportionate Share of the actual Lease Expenses Increase allocable to such calendar year, then such excess shall be credited against future Tenant's Monthly Payments, unless such calendar year was the calendar year during which the Expiration Date or earlier termination of this Lease occurs (the "Last Calendar Year"), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. Notwithstanding anything to the contrary in this Paragraph, in no event shall Rental paid by Tenant under this Lease be less than Adjusted Minimum Monthly Rent. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year was less than Tenant's Proportionate Share of the actual Lease Expenses Increase allocable to such calendar year, then Tenant shall, within 10 days of delivery of the Actual Lease Expenses Statement, pay to Landlord the amount of such deficiency. Landlord's delay in delivering the Actual Lease Expenses Statement shall not release Tenant of its obligation to pay any excess upon receipt of the Actual Lease Expenses Statement. The references in this Paragraph to the actual Lease Expenses Increase allocable to a calendar year, shall mean (A) if such calendar year is the First Calendar Year, the actual Lease Expenses Increase allocable to the portion of the First Calendar Year following the Commencement Date, or (B) if such calendar year is the Last Calendar Year, the actual Lease Expenses Increase allocable to the portion of the Last Calendar Year prior to the Expiration Date or earlier termination of this Lease. There will be no increase to the Tenant of the Lease Expense during the "First Calendar Year". In no event following the "First Calendar Year" shall the Tenant's proportionate share of the actual Lease Expense Increase increase more than 10% per annum.

Tenant may, upon written request to Landlord within thirty (30) days after receipt of the Actual Lease Expenses Statement, inspect Landlord's books and records with respect to Lease Expenses, and Tenant may cause such books and records to be audited by a certified public accountant. If such audit discloses any discrepancies, then any amounts owed to Landlord shall be paid by Tenant within thirty (30) days thereafter and any amounts owed to Tenant shall be returned to Tenant within thirty (30) days.

11. UTILITIES AND SERVICES. During the hours of 7:00 a.m. to 7:00 p.m. from Monday through Friday and 7:00 a.m. to Noon on Saturday, (a) Landlord shall provide for the Premises water for ordinary office uses, and (b) Landlord shall operate the master heating and air-conditioning system of the Building that supplies heated or chilled water, as appropriate, to the individual heating and



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air-conditioning unit within the Premises. Landlord shall arrange for the removal of trash placed by Tenant in containers designated by Landlord. Landlord shall furnish janitorial services within the Premises on the following schedule: spot vacuuming, emptying waste baskets and cleaning ashtrays, daily; vacuuming carpets and floors and dusting furniture, weekly; and washing windows, semi-annually. Such janitorial services shall include only ordinary dusting and cleaning and shall not include (i) shampooing of carpets or rugs, (ii) cleaning of draperies or furniture, or (iii) unusual cleaning services. Landlord shall not be liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Landlord's reasonable control. If Landlord discontinues or fails to provide any of the utilities or services furnished by Landlord to the Premises, such discontinuance shall neither be deemed an actual or constructive eviction, nor release Tenant of its obligations under this Lease, including without limitation Tenant's obligations to pay Rental; provided, however, that if such discontinuance results in Tenant's inability to occupy and use the Premises for its intended use, and (A) such interruption continues for a period of thirty (30) days, then Tenant shall be entitled to an abatement of rent during such period of interruption of services, and (B) such interruption continues for a period of sic (6) months, then Tenant shall be entitled to terminate this Lease upon thirty (30) days written notice to Landlord. Except for Landlord's obligations as set forth above, Tenant shall make all arrangements for and pay the cost of all utilities and services (including without limitation their connection charges) separately metered to the Premise or used by Tenant, including without limitation electricity (including without limitation electricity to operate the heating and air-conditioning unit within the Premises), and telephone services.

12. MAINTENANCE. Tenant shall at its sole cost maintain, repair, replace and repaint, all in Good Condition, (normal wear and tear excepted) all portions of the Premises (except those portions of the Premises to be maintained by Landlord as expressly set forth below or elsewhere in this Lease). Tenant shall be liable for any damage to the Real Property resulting from the acts or omissions of Tenant or Tenant's Representatives. If Tenant fails to maintain the Premises as provided above, then Landlord may after ten business days written notice to Tenant, at its election, maintain the Premises and Tenant shall promptly reimburse Landlord for Landlord's actual cost of such maintenance, plus a management fee in the amount of 10 percent of such actual cost. Landlord shall maintain and repair only the structural parts of the Building, which are only the foundations, exterior walls (excluding doors), and the structural portions of the roof. Landlord shall also maintain in Good Condition and repair glass and doors, including skylights and the surface of the cover of the roof, except as to those repairs necessitated by the acts or omissions of tenant or tenant's representatives. Landlord's failure to perform its obligations set forth in the preceding sentence shall not release Tenant of its obligations under this lease, including without limitation Tenant's obligation to pay Rental.

13. HVAC. Landlord shall, at Landlord's sole cost operate, maintain, repair and replace the heating and air-conditioning (HVAC) unit that serves the Premises in operating condition, except any repairs and replacements resulting from the acts or errors of Tenant or Tenant's representatives. Notwithstanding the foregoing, Tenant acknowledges that there may be interruptions in HVAC services from time to time in the course of normal operations and maintenance of the HVAC equipment. Tenant shall make all arrangements for and pay the cost of all utilities and services with respect to the heating and air-conditioning unit that serves the Premises, and which is separately



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metered to the Premises, including without limitation electricity to operate such heating and air-conditioning unit.

14. COMMON AREAS. Tenant shall have the non-exclusive right to use any public areas of the Real Property that are not leased to any tenants or for lease to any tenants (the "Common Areas"). Landlord shall manage, repair, operate, and maintain the Common Areas. Landlord's failure to perform its obligations set forth in the preceding sentence shall not release Tenant of its obligations under this Lease, including without limitation Tenant's obligation to pay Rental. Landlord may, at its election, (a) close any of the Common Areas to the extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, (b) close temporarily any of the Common Areas for maintenance purposes, and/or (c) make any changes to the Common Areas, or any part of the Real Property, including without limitation changes to buildings or other improvements, and changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic; provided, however, that Landlord, in doing any of the foregoing activities, will not materially prohibit theTenant's access to the Premises.

15. SIGNS. Tenant shall not place, construct, or maintain any sign, advertisement, awning, banner or other exterior decoration in the Premises or on the Building without Landlord's prior written consent. Any sign that Tenant is permitted by Landlord to place, construct, or maintain shall comply with Landlord's sign criteria applicable to Landlord's other tenants in the Building, including without limitation criteria relating to size, color, shape, graphics and location, and shall comply with all laws, and Tenant shall obtain any approval required by such laws. Tenant shall be responsible of all cost associated with the design, approval and construction of the building sign.

16. PARKING. Subject to the remaining provisions of this Paragraph, Landlord grants to Tenant the right to the non-exclusive use of the parking area adjacent to and serving the Building (the "Parking Area"). Tenant's use of the Parking Area shall be subject to such rules as Landlord may, in its sole discretion, adopt from time to time with respect to the Parking Area, including without limitation (a) in order to maintain the availability of accessible parking spaces for clients, guests and invitees of tenants of the building, rules limiting tenants of the building (including without limitation Tenant) to the use of certain parking spaces or certain portions of the Parking Area (the "Restricted Parking Area"), and (b) rules limiting each tenant of the Building (including without limitation Tenant) to the use of a restricted number of parking spaces such that the parking spaces in the Restricted Parking Area shall be allocated fairly to all the tenants of the Building (including without limitation Tenant). Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct upon or otherwise alter in any manner the Parking Area provided that Landlord makes available to Tenant elsewhere on the Land, as many parking spaces as are currently included in the Parking Area. Tenant shall be entitled to use a total of 16 parking spaces of which 2 of those spaces shall be located in the "Restricted Parking Area" or Sub-Basement Level.

17. RULES. Tenant and Tenant's Representatives shall observe faithfully and comply strictly with the rules that are set forth on the attached Exhibit entitled "Rules" and such other reasonable rules as



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Landlord may from time to time adopt for the Premises and distribute to Tenant in writing. Landlord shall use its good faith efforts to enforce the rules against any other tenants, to prevent any unreasonable disruption or interruption in Tenant's use and enjoyment of the Premises or access thereto, which may be caused by the violation of such rules by any other Tenant in the building; however Landlord shall not be liable to Tenant for violation of any rule by any other tenant, or any other tenant's agents, employees, officers, independent contractors, customers, invitees, visitors or licensees.

18. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant's personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment and inventory (collectively, "Tenant's Personal Property"). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy. These charges shall not be on a pro rata basis to other tenants.

19. PERMITTED USE, ETC. Tenant may use the Premises for the Permitted Use and for no other use. Tenant shall not do, bring or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord, within 10 days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Tenant shall comply with all laws concerning the Premises and Tenant's use of the Premises, including without limitation the obligation at Tenant's sole cost to alter, maintain, or restore the Premises in compliance with all laws relating to the condition, use, or occupancy of the Premises. Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to any other tenants of the Building, or to the owners or occupants of nearby properties. Tenant shall not use the Premises for sleeping, washing clothes, or the preparation, manufacture, or mixture of anything that might emit any odor or objectionable noises or lights onto the Real Property or nearby properties. Tenant shall neither bring into the Building, nor permit the bringing into the Building any animal, motorcycle or other vehicle. Neither Tenant nor Tenant's Representatives shall do anything that will cause damage to the Real Property. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake all or any part of the Real Property.

20. ACCESS BY LANDLORD. Landlord and any of Landlord's Representatives shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances,



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and upon reasonable notice telephonic or written, if feasible under the circumstances, (a) to determine whether the Premises are in Good Condition or whether Tenant is complying with its obligations under this Lease, (b) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (c) to serve, post, or keep posted any notices required or allowed under this Lease, (d) to show the Premises to brokers, agents, buyers, tenants or other persons interested in a listing of, financing, purchasing or occupying the Premises or any portion of the Premises. Landlord's rights under this Paragraph extend with Landlord's consent to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner's agents, employees, officers and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the negligent acts of Landlord or Landlord's Representatives. Tenant shall not be entitled to abatement or reduction of Adjusted Minimum Monthly Rent or Rental because of the exercise by Landlord of any rights under this Paragraph.

21. ALTERATIONS. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, "Alterations") without Landlord's prior written consent which shall not be unreasonably withheld or delayed. At least 10 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant's sole cost, (a) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant's sole cost, in a prompt and expeditious manner), (b) obtain and deliver to Landlord a lien and completion bond in an amount equal to 150 percent of the estimated cost of the proposed Alterations, to insure Landlord against any liability for mechanics' liens and to insure completion of the work, (c) provide Landlord with 10 days' prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (d) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant's employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date or earlier termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or before the Expiration Date or earlier termination of this Lease, in which event, Tenant shall, at its sole cost, on or before the Expiration Date or earlier termination of this Lease, repair and restore the Premises to the condition of the Premises prior to the installation of such Alterations to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (i) immediately on demand by Landlord, Tenant procures and records a lien release bond in California, in an amount equal to 150 percent of the amount of the claim of lien, which bond meets the requirement of California Civil Code Section 3143,
(ii) Tenant shall indemnify Landlord against liability for such claim of lien and shall hold the Real Property free from the effect of such claim of lien, and (iii) Landlord may, at its election, require Tenant to pay Landlord's attorneys' fees and costs in participating in such an action, if such attorney's fees and costs are incurred by Landlord as a result of Tenant's Default hereunder.

22. SURRENDER OF PREMISES AND HOLDING OVER. On the Expiration Date or earlier termination of this Lease, (a) Tenant shall surrender to Landlord the Premises and all Alterations in Good Condition except for reasonable wear and tear to the carpets and except for Alterations that Tenant is obligated to remove as expressly set forth below, (b) Tenant shall remove all of Tenant's Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant's Personal Property, and (c) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant's Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant's Personal Property that Landlord elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or Tenant's Personal Property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing or disposing of any such Alterations or Tenant's Personal Property. If Tenant, with Landlord's consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay, as minimum monthly rent, 110 percent of the Adjusted Minimum Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be. All provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

23. INDEMNITY AND EXEMPTION OF LANDLORD FROM LIABILITY. Tenant shall indemnify Landlord against all liabilities, costs, expenses, attorneys' fees and claims, (except to the extent caused by Landlord's or Landlord's representatives grossly negligent acts or misconduct), and all costs, expenses and attorneys' fees incurred in the defense of any such claim and any action or proceeding brought on any such claim (except to the extent they result from Landlord's negligent acts or misconduct), arising from (a) Tenant's or Tenant's Representatives' use of the Premises, (b) the conduct of Tenant's business, (c) any activity, work or things done, permitted or suffered by Tenant or any of Tenant's Representatives in or about the Premises or elsewhere, (d) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, or (e) any negligence of Tenant or any of Tenant's Representatives. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole cost by counsel satisfactory to Landlord. Except to the extent caused by Landlord's or Landlord's representatives grossly negligent act or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the following : injury to Tenant's business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Representatives or any other persons in, upon or about the Premises, whether such damage, loss or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, any other cause, conditions arising upon the Premises or other sources or places and regardless of whether the cause of such damage, loss or injury or the means of repairing such damage, loss or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Real Property or any sidewalks, streets or improvements nearby the Real Property. Landlord may, at its election, at any time, change the name of the Building.

24. SECURITY MEASURES. Tenant acknowledges (a) the Adjusted Minimum Monthly Rent does not include the cost of any security measures for any portion of the Real Property, (b) that Landlord shall have no obligation to provide any such security measures, and (c) that Landlord has made no representation to Tenant regarding the safety or security of the Real Property. If Landlord provides any security measures at any time, then Landlord shall not be obligated to continue providing such security measures and Landlord shall not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant and/or Tenant's Representatives. Tenant releases Landlord from all claims for damage, loss or injury to Tenant, Tenant's Representatives, and/or to the personal property of Tenant and/or of Tenant's Representatives, even if such damage, loss or injury is caused by or results from the criminal or negligent acts of third parties.

25. FIRE AND EXTENDED COVERAGE INSURANCE. Tenant at its sole cost shall maintain on Tenant's Alterations and Personal Property a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 100 percent of full replacement value issued in the names of Landlord, Tenant and Landlord's Lender, as their interest may appear. Such "full replacement value" shall be determined by the company issuing such policy at the time the policy is initially obtained.

26. INSURANCE GENERALLY. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may after ten days prior written notice to Tenant, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within ten days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days elapsed during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (a) shall be issued as a primary policy by insurance companies authorized to do business in the State of California with a Best's Rating of at least "A+" and a Best's Financial Size Category rating of at least "XV," as set forth in the most current edition of "Best's Insurance Reports", or such higher rating as may be required by any Lender, (b) shall name Landlord and any Lender as additional named insureds, and (c) shall not be cancellable or subject to reduction of coverage or other modification except after 30-days' prior written notice to Landlord and any Lender. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal or "binder" of such policy. Tenant shall promptly deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

27. WAIVER OF SUBROGATION. Landlord and Tenant release each other, Tenant's Representatives, Landlord's Representatives, and Landlord's guests, invitees, customers and licensees from all claims for damage, loss or injury to the Real property, to Tenant's Personal Property and to the fixtures and Alterations of either Landlord or Tenant in or on the Real Property to the extent such damage, loss or injury is covered by any insurance policies carried by Landlord and Tenant and in force at the time of such damage. Subject to the remaining provisions of this Paragraph, Landlord and Tenant shall cause each insurance policy obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any damage, loss or injury covered by such policy. If any such policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain such policy (the "Undertaking Party") shall so notify the other party (the "Notified Party"). The Notified Party shall, within 10 days after the giving of such notice, either obtain such policy from a company that is reasonably satisfactory to the Undertaking Party and that will issue such policy with a waiver of subrogation, or agree to pay the additional premium if such policy is obtainable at additional cost. If such policy cannot be obtained with a waiver of subrogation or the Notified Party refuses to pay such additional premium, then the Undertaking Party shall not be required to obtain a waiver of subrogation with respect to such policy.

28. LANDLORD'S INSURANCE. Landlord may, at its election, maintain any of the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (a) Public liability and property damage insurance, and products liability insurance; (b) Fire and extended coverage insurance; (c) Earthquake insurance; (d) Plate-glass insurance; and (e) Rental interruption insurance. Insurance maintained by Landlord under this Lease shall conform to any requirements of any lender holding a security interest on the property of which the Premises. Landlord shall notify Tenant of Landlord's arranging any such insurance. The premiums, costs, expenses and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively "Insurance Expenses") shall be included in Lease Expenses.

29. DESTRUCTION. If the Real Property is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this Paragraph, (a) Landlord shall restore the Real Property to substantially the same condition as it was in immediately before such destruction including the Tenant Improvements, (b) Landlord shall not be required to restore Tenant's Alterations, or Tenant's Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (c) such destruction shall not terminate this Lease, and (d) all obligations of Tenant under this Lease shall remain in effect, except that Adjusted Minimum Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (i) the area of the Premises rendered unsuitable or inaccessible by the destruction to (ii) the area of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Lease, Landlord or Tenant may, at its election, terminate this Lease by so notifying the other party in writing on or before the later of 60 days after such destruction or 60 days after Landlord's receipt of the proceeds from insurance maintained by Landlord, if (A) then-existing laws do not permit such restoration, (B) such destruction occurred during the last year of the Term, (C) such destruction exceeded 25 percent of the then-replacement value of the Premises or the Real Property, or (D) Landlord determines that the cost of such restoration exceeds the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord. If Landlord so terminates this Lease, then (1) Landlord shall have no obligation to restore the Real Property, (2) Landlord shall retain all insurance proceeds relating to such destruction, and (3) this Lease shall terminate as of the date of destruction. If Landlord restores the Premises as provided above, then Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any destruction of the Premises.

30. CONDEMNATION. If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a "Condemnor"), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a "Condemnation"), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor has a right to possession of the Premises (the "Date of Condemnation"). A temporary Condemnation of the Premises, or any part of the Premises, for less than 60 days, shall not constitute a Condemnation under this Paragraph provided, however, that Tenant will receive rent abatement during such temporary condemnation. If such condemnation is of any portion, but not all, of the Premises, then this Lease shall remain in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises in Tenant's reasonable judgment, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the "Termination Notice") within 30 days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (a) the date that is 30 days after giving the Termination Notice, and (b) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) Adjusted Minimum Monthly Rent shall be reduced by the ratio of (i) the area of the Premises taken to (ii) the area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within 20 days after Landlord's receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Adjusted

Minimum Monthly Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the area of the Premises taken to (B) the area of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. All compensation, sums or anything of value awarded, paid, or received on a total or partial Condemnation (the "Award") shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any part of the Award, except for an Award made separately for the loss of good will Lessees relocation costs and/or loss of trade fixtures.

31. ASSIGNMENT, SUBLETTING AND RECAPTURE. Without Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall not do any of the following (any of the following, a "Transfer"), voluntarily, involuntarily, by operation of law or otherwise: (a) any assignment, transfer, sublease, sale, transfer, grant of concessions or licenses, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other disposition, of this Lease, any interest in this Lease, or all or any portion of the Premises. At least 30 days prior to entering into any Transfer, Tenant shall submit to Landlord the sum of $100.00 (as payment toward Landlord's (and Landlord's attorneys') cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), the form of the proposed Transfer, and a written notice ("Tenant's Notice") setting forth in reasonable detail (i) the name and address of the Proposed Transferee, (ii) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least 30 days after Tenant's Notice is given, and (iii) the nature, character, and current banking, financial, and other credit information relating to the Proposed Transferee and the business of the Proposed Transferee, in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee's financial responsibility. Within 30 days after Landlord's receipt from Tenant of such sum, the form of proposed Transfer, and Tenant's Notice, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer and, if Landlord has disapproved the proposed Transfer, setting forth the reasons therefor. Notwithstanding the foregoing, if the proposed Transfer does not require approval by any Lender, then Landlord shall notify Tenant of its consent or disapproval within ten (10) days Any consent granted by Landlord in any instance shall not constitute a consent with respect to any other instance or request. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer on or before the commencement or effective date of the proposed Transfer (as set forth in the Tenant's Notice), then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if Landlord shall not have received the sum set forth above, the form of proposed Transfer or Tenant's Notice, if the nature or character of the Proposed Transferee, or the proposed use and occupancy of the Premises by the Proposed Transferee, is not in keeping with the dignity and character of the Building and the surrounding area, if the proposed Transfer will result in the diminution of the value or marketability of the Premises, or if Landlord is not satisfied that the Proposed Transferee is creditworthy. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent and other amounts from any Transfer, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and other amounts and apply them toward Tenant's obligations under this Lease; except that, unless Tenant defaults under this Lease, Tenant shall have the right to collect such rent and other amounts. Any Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, shall apply to such Transfer: (A) Such Transfer shall be subject and subordinate to all provisions of this Lease; (B) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord's prior written consent; and (C) In the event of cancellation or termination of this Lease for any reason or the surrender of the Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the Balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord's reasonable cost (less any payment made by Tenant with Landlord as set forth above) of reviewing, consenting to, rejecting and/or consummating any proposed Transfer, including without limitation reasonable attorneys' fees. Tenant shall promptly pay to Landlord 75 percent of all rents and other consideration, of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to any Transfer less Tenant's reasonable costs and expenses incurred in connection with the Transfer (excluding the cost of tenant improvement for proposed Transferee, moving costs, or loss due to the surrender of existing improvements or alterations), which exceed (1) if a sublease of a portion of the Premises, the portion of the Adjusted Minimum Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Transfer, the Adjusted Minimum Monthly Rent. Landlord may at its election, by giving written notice ( the "Recapture Notice") to Tenant to Tenant within 30 days after receipt of Tenant's Notice recapture the Premises and and terminate this Lease. The Recapture Notice shall terminate this Lease sixty (60) days thereafter, and Tenant shall surrender possession of the Premises as of such date. Landlord's election to recapture within such 30-day period shall not constitute Landlord's consent to Tenant's proposed Transfer.

32. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a Default)

32.1. The vacating or abandoning of the Premises by Tenant, except in connection with a casulty or condemnation..

32.2. Tenant's failure to make any payment of Rental as and when due, where such failure shall continue for a period of three days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes.

32.3. Tenant's failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two Paragraphs where such failure shall continue for a period of 10 days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Tenant's default is such that more than 10 days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such 10-day period and thereafter diligently prosecutes such cure to completion within a reasonable period of time after Landlord's written notice.

32.5. The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 30 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within 30 days after such taking); the attachment, execution or judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution or judicial seizure is discharged within 30 days after such attachment, execution or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

33. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

33.1. CONTINUATION OF LEASE. No act by Landlord (including without limitation the acts set forth in the succeeding sentence) shall terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (a) continue this Lease in effect,
(b) continue to collect Rental when due and enforce all the other provisions of this Lease, (c) enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining term of this Lease. Tenant shall immediately pay to Landlord all reasonable costs Landlord incurs in such reletting, including, without limitation, brokers' commissions, attorneys' fees, and advertising costs.

33.2. RENT FROM RELETTING. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (a) any indebtedness from Tenant to Landlord other than Adjusted Minimum Monthly Rent due from Tenant, (b) all reasonable costs incurred by Landlord in such reletting, and (c) Adjusted Minimum Monthly Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Adjusted Minimum Monthly Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.

33.3. TERMINATION OF TENANT'S RIGHT TO POSSESSION. Landlord may terminate Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (a) the worth at the time of the award of the unpaid Adjusted Minimum Monthly Rent which had been earned at the time of such termination, (b) the worth at the time of the award of the amount by which the unpaid Adjusted Minimum Monthly rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Adjusted Minimum Monthly Rent that Tenant proves could have been reasonably avoided, (c) the worth at the time of the award of the amount by which the unpaid Adjusted Minimum Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Adjusted Minimum Monthly Rent that Tenant proves could be reasonably avoided, and (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in Clauses (a) and (b) above is to be computed by allowing interest at the Default Rate, as set forth above, or if no Default Rate is set forth above, then at the maximum rate permitted by applicable law. The "worth at the time of the award" of the amount referred to in Clause (c) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

33.4. LANDLORD'S RIGHT TO CURE DEFAULT. Landlord, at any time after Tenant is in Default under this Lease, may cure such Default at Tenant's sole cost. If Landlord at any time, by reason of Tenant's Default , pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and shall be deemed additional rent under this Lease.

35. WAIVER. No delay or omission in the exercise of any right or remedy of Landlord in the event of any Default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rental shall not constitute a waiver of any Default other than the particular Rental payment accepted. Landlord's receipt and acceptance from Tenant, on any date (the "Receipt Date"), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (a) to pay the full amount of such Rental due on such Receipt Date or (b) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provision of this Lease. Tenant represents and warrants that if Tenant is in Default and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or the contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant's waivers set forth in this Paragraph are a material part of the consideration for Landlord's entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

36. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease and Tenant's rights under this Lease are subject and subordinate to any Mortgage, ground lease, or underlying lease ( a "Security Device"), and to all renewals, modifications, consolidations, replacements, or extensions thereof, now or hereafter affecting the Premises provided, however, that with respect to any Security Device executed after the Commencement Date, Tenant shall subordinate its interest in this Lease only if Tenant receives from the holder and beneficiary of any such Security Device a written non-disturbance agreement, satisfactory in form and substance to Tenant, pursuant to which such holder and beneficiary agrees that, in the event such beneficiary or holder takes title to the Premises, whether pursuant to an exercise of its remedies under the Security Device or otherwise, Tenant's rights hereunder shall be honored in accordance with the terms of this Lease.Tenant shall promptly execute and deliver any instruments that Landlord, the holder of any Mortgage, or the lessor of any ground or underlying lease may request to evidence such subordination.. If the holder of any Security Device, shall hereafter succeed to the rights of Landlord under this Lease, Tenant shall attorn to and recognize such successor as Tenant's landlord under this Lease, and shall promptly execute and deliver any instruments that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all the provisions of this Lease.

37. ESTOPPEL CERTIFICATES. Within 10 days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating
(a) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (b) the then-current Adjusted Minimum Monthly Rent, (c) the dates to which Adjusted Minimum Monthly Rent has been paid in advance, (d) the amount of any security deposit, prepaid rent or other payment constituting Rental which has been paid, (e) whether or not Tenant or Landlord is in default under this Lease, and (f) such other matters as Landlord shall reasonably request. Tenant's failure to deliver such certificate within such 10-day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rental has been paid more that 30 days in advance, and neither Tenant nor Landlord is in default under this Lease.

38. BROKERS. Except for Colliers Ilif Thorn, Landlord and Tenant represent that, except as disclosed prior to the execution of this Lease, no real estate broker, agent, finder, or other person is responsible



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

for bringing about or negotiating this Lease and neither party has dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Landlord and Tenant shall indemnify and defend the other party against all liability, costs, expenses and charges (including without limitation attorneys' fees and disbursements) arising from any claims that may be made against Landlord or Tenant by any real estate broker, agent, finder, or other person (other than those disclosed as set forth above), alleging to have acted on behalf of or to have dealt with Landlord or Tenant.

39. EASEMENTS. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps and restrictions, provided such easements, rights dedications, parcel maps and restrictions do not unreasonably interfere with Tenant's access to the Premises or the use of the Premises by Tenant. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord.

40. LIMITATIONS ON LANDLORD'S LIABILITY. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgement against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title and interest of Landlord in the Real Property, and out of rent or other income from the Real Property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Real Property. Neither Landlord nor the partners comprising Landlord (if any) shall be personally liable for any deficiency.

41. SALE OF TRANSFER OF PREMISES. If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit and/or prepaid rent to Landlord's successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

42. QUITCLAIM DEED. Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

43. NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

44. NOTICES. All notices or other communications required or permitted to be given to Tenant or Landlord shall be in writing and shall be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to Tenant at the Premises and to Landlord at its address as set forth in the introductory Paragraph of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is mailed in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Landlord or Tenant may give a notice of a change of its address to the other.

45. EXPENSES. The prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses and actual attorney's fees relating to the enforcement of, or any litigation relating to, this Lease.

46. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

47. SUCCESSORS-IN-INTEREST AND ASSIGNS. Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

48. MISCELLANEOUS. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter of this Lease and supersedes all prior understandings, agreements, representations and warranties, if any, with respect to such subject matter. This Lease shall be governed by and construed in accordance with the laws of the State of California. The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease. Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, a estate or any other entity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforeceability, unless such provision or such application of such provision is essential to this Lease. All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions. If more than one person is Tenant, then the obligations imposed on Tenant shall be joint and several; provided, however, that any act or signature of one or more of any of the persons executing this Lease as Tenant and any notice or refund given to or served on any one of such persons shall be fully binding on all of such persons. This Lease shall become effective when it has been executed by each of Landlord and Tenant. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. All payments to be made by Tenant to Landlord



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

under this Lease shall be in United States currency. For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California.

        49. ADDITIONAL PROVISIONS. Attached Paragraph(s), are incorporated in this Lease by this reference.

        50. HAZARDOUS SUBSTANCES. If Landlord knows, or has reasonable cause to believe, that a Hazardous Substance (as hereinafter defined), or a condition involving or resulting in the same, has come to be located in, on, under or about the Premises or the Real Property, Landlord shall immediately give written notice of such fact to Tenant. Landlord hereby represents and warrants to and for the benefit of Tenant that except for any matter disclosed by the Phase I Environmental Assessment dated January 9, 1995 and prepared by Law Crandall, Inc. (A copy of which has been furnish to Tenant), to the best of Landlord's knowledge there are and have been no Hazardous Substances located in, on, under or about the Premises or the Real Property, and there have been no violations of applicable regulations on or with respect to the Premises or the Real Property.

        51. AMERICANS WITH DISABILITIES ACT. Landlord hereby represents and warrants, to the best of Landlord's knowlege, that the Premises, as of the Commencement Date, as they are currently used and as Tenant intends to use them, comply in all respects with the Americans With Disabilities Act (the "ADA"), and covenants to (a) make all repairs and alterations to the Premises and the improvements thereon that may be required to cause the Premises and such improvements to comply with the ADA.

        52. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant a right of first refusal to lease up to an additional 1,000 square feet in the Building adjacent and contiguous to the Premises (an "Adjacent Space") as hereinafter set forth in this Paragraph 52. At any time during the term of this Lease, provided that Tenant is not then in Default under this Lease, if an Adjacent Space becomes available or Landlord receives a bona fide offer to lease an Adjacent Space, Landlord shall give notice to Tenant (the "Notice") that such Adjacent Space is available, and concurrently therewith, Landlord shall provide Tenant with a copy the price and other terms and conditions upon which Landlord will lease the Adjacent Space to Tenant or, If Landlord has received an offer from a third party, the terms and conditions of the proposed lease to such third party. If Tenant elects to exercise its right of first refusal with respect to the Adjacent Space, it shall do so by delivering to Landlord written notice of its election to lease the Adjacent Space on the terms and conditions identical to those set forth in the Notice within ten (10) business days after receipt of the Notice. If Tenant does not so notify Landlord within such ten (10) day period, then Tenant shall be deemed to have rejected the right to lease the Adjacent Space, and Landlord may, to lease the Adjacent Space to a third party on substantially the same terms and conditions set forth in the Notice. If Landlord does not lease the Adjacent Space, this right of first refusal shall not terminate, but shall continue for the balance of the term of this Lease.

LANDLORD: JLRB ASSOCIATES, a California limited partnership.




By: _______________________________________________________


TENANT:
HOME ASSET MANAGEMENT CORP., a Delaware Corporation




By: _______________________________________________________

EXHIBIT A
DESCRIPTION OF LAND

EXHIBIT B
DESCRIPTION OF PREMISES

Premises is located on the First (2) level, more commonly known as the Suite
230.

EXHIBIT C
EXPENSES

1. Salaries, wages, medical and surgical benefits, insurance (including without limitation group life and disability insurance), union and general welfare benefits, pension payments, payroll taxes, workers' compensation, uniforms and related expenses for Landlord's Representatives; provided, however, that any salaries or other compensation paid to any principal or partner of Landlord shall not exceed amounts customarily paid in arms-length transactions.

2. Painting, landscaping, window cleaning, janitorial and other cleaning services, pest and termite control and removal, and security services.

3. Supplies (including without limitation cleaning supplies), and tools and other materials, and sales and other taxes on such items.

4. Gas, oil, electricity, heat, ventilation, air-conditioning, water, steam for heating, and other utilities, together with any taxes on such utilities, and water and sewer charges.

5. Premiums, costs, expenses and deductibles (or similar costs or charges) of and/or with respect to insurance Landlord maintains, including without limitation public liability and property damage insurance, fire and extended coverage insurance, business interruption insurance, rent insurance, fidelity insurance, plate-glass insurance, earthquake insurance, and/or any other insurance that Landlord is obligated to maintain under this Lease.

6. Whether or not capitalized under generally accepted accounting principles, the cost of operation, maintenance and repairs, and costs of replacements (which costs shall be amortized over five years) made in connection with operation, maintenance and repairs, of cables, fans, pumps, boilers, cooling equipment, wiring, electrical fixtures, metering control and distribution equipment, heating, ventilating and air-conditioning systems, electrical systems, plumbing systems, elevators, parking lots, driveways, asphalt areas, lighting, life and/or property protection (including without limitation sprinkler) systems, window washing equipment, and/or any other portions of the Real Property.

7. The cost of, and/or the cost of the rental of, together with the cost of the installation (which costs shall be amortized over five years) of, any security or other system used in connection with life or property protection (including without limitation all machinery, electronic systems, and other equipment comprising any part of such systems), as well as the cost of the operation, maintenance, and/or repair of any such system.

8. Reasonable legal, accounting, and other professional fees directly attributable to the Premises; Provided, however, that the foregoing expenses shall not include expenses incurred in enforcing a lease against any tenant (except for Landlord's enforcement of the building's Rules and Regulations).

9. Management fees, which is not in excess of the then-prevailing rates for on-site management fees of comparable buildings in San Diego County.

10. All other charges properly allocable in accordance with real estate accounting practices customarily used in Southern California.

11. Notwithstanding anything to the contrary contained in the foregoing, "Expenses" shall not include the following:

        (1) costs incurred for the construction, or replacement of the structural components of the Building, including, without limitation, foundations, exterior walls, roof, beams, columns, footings and structural slabs;

        (2) costs incurred to cure any defects in the Building and expenditures required to maintain the Building or any portion thereof in compliance with existing laws, rules, regulations, codes or permits (as of the date of issuance of such permit) applicable to the Building or any portion thereof;

        (3) costs, expenses and penalties (including, without limitation, attorneys' fees) incurred as a result of the use, storage, removal or remediation of any Hazardous Substances or in connection with a hazardous substances condition not caused by Lessee;

        (4) costs incurred for alterations, replacements or improvements which are classified as capital expenditures or improvements under generally accepted accounting principles;

        (5) rentals and other payments by Lessor under any ground lease and interest, principal, points and fees on debt or amortization of any debt secured in whole or in part by the Building;

        (6) costs incurred for or in connection with the financing, sale or acquisition of the Building;

        (7) depreciation on the structural componets of the Building;

EXHIBIT D
RULES

1. Tenant, and Tenant's Representatives, shall neither loiter in the entrances or corridors of the Building, nor in any way obstruct the sidewalks, entries, passages, halls, stairways (if any) and elevators (if any) of the Building, and shall use the same only as passageways and means of passage to and from their respective offices.

2. Elevators of the Building, if any, shall not be used during normal business hours for the moving or transporting of freight, furniture, business equipment, merchandise and/or bulky matter. Such moving and transporting shall be performed only upon Landlord's prior written consent.

3. No person shall use any utility area, truck loading area, or other area reserved for use in conducting business, except for the specific purpose for which permission to use such area has been given.

4. Without the prior written consent of Landlord, no person shall use any of the Common Areas for any of the following:

4.1. Vending, peddling, soliciting orders for sale or distributing of any merchandise, device, service, periodical, book, pamphlet, or other matter.

4.2. Exhibiting or distributing any sign, placard, banner, notice, circular, booklet, handbill, or other material.

4.3. Soliciting membership in any organization, group, or association or soliciting contributions for any purpose.

4.4. Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the Common Areas or be detrimental to any of the business establishments in the Building.

4.5. Using the Common Areas for any purpose when none of the business establishments in the Building is open for business.

4.6. Discarding any paper, glass, or extraneous matter of any kind, except in designated receptacles.

5. Landlord shall prescribe the location with in the premises in which the Tenant shall locate the position of all furniture, file cabinets, equipment or objects weighing more than 250 pounds, either individually or cumulatively, brought into the Building, and also the times of moving in and out of the Building and all such moving must be done under the supervision of Landlord. Landlord will not be responsible for any loss of or damage to any such equipment or objects from any cause; but all damage done to the Building by moving or maintaining any such equipment or objects shall be repaired at the expense of Tenant.

6. Two keys will be furnished by Landlord for every store and any additional key required must be obtained from Landlord. All keys shall be surrendered to Landlord on the Expiration Date or earlier termination of this Lease. Tenant will not change any locks without Landlord's prior written consent.

7. Landlord's employees shall not perform any work nor do anything outside their regular duties unless under special instructions from Landlord or Landlord's designated agent, and no such employee shall admit any person (Tenant or otherwise) to any store without instructions from Landlord or Landlord's agent.

8. Landlord may prohibit any supplier from making deliveries to the Building because of undesirable conduct of deliverymen, such as the parking of delivery vehicles contrary to Landlord's instructions.

9. At any time while a watchman is in charge of the Building, persons entering or leaving the Building may be questioned by the watchman as to their business in the Building; and anyone not satisfying the watchman of his or her right to enter the Building may be excluded by the watchman.

10. Tenants, and Tenant's Representatives, shall observe faithfully and comply strictly with these rules and such other rules as Landlord may from time to time adopt for the Premises or the Common Areas in Landlord's absolute discretion. Tenant shall cause its Tenants' Representatives to observe faithfully and comply strictly with all of such rules.

ADDENDUM TO LEASE

Addendum to Lease dated January 16, 1997 between JLRB ASSOCIATES, a California limited partnership ("Landlord"), and ("Tenant"). Tenant shall have the right to occupy the premises the earlier of; completion of Landlord's work, or Commencement Date set forth in Paragraph 1.2 of this Lease.

EXHIBIT E
TENANT IMPROVEMENTS


Tenant agrees to accept the existing tenant improvements in an "As Is" condition and waives any claims to additional tenant improvements by the Landlord, subject only to the additional Tenant Improvement reflected in the attached space plan.

As of April 11, 1997, Tenant hereby accepts Landlord's work as completed in accordance to the revised and updated space plan, subject only to punch list items. It is also agreed that Tenant shall pay Landlord as "Additional Rent" the sum of $422.52 per month from April 1, 1997 to March 31, 2000 for additional tenant improvement work of $13,287.00 requested by Tenant and constructed by Landlord. The monthly payment for the above referenced additional tenant improvements paid by Landlord have been amortized over 36 months at nine percent interest.

Tenant shall also reimburse landlord $4,000.00 in nine equal installments of $444.44 per month for each month from April 1, 1997 to December 31. 1997 a matter of lease negotiations associated with the buy out of Jenny Craig Inc.'s leasehold responsibility.